U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

VIRAL GENETICS, INC.

(Exact name of registrant as specified in its charter)

000-26875

(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	33-0814123 (IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702

(Address of principal executive offices)

(626) 334-5310

(Registrant’s telephone number)

Not Applicable

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2007, the Board of Directors of Viral Genetics, Inc., approved the issuance of shares of common stock to its Chief Executive Officer and President, Haig Keledjian, and its Vice President of Finance, Business and Corporate Development, Michael Capizzano, in satisfaction of unpaid salary and expenses due in the amounts of $178,750 and $65,000, respectively. Such issuances are restricted stock awards, vesting on the one-year anniversary date of the date of the agreements between Viral Genetics and Mr. Keledjian and Mr. Capizzano, which was August 31, 2007. The number of shares issued was calculated using the 10-day average closing price of the common stock of Viral Genetics, Inc., starting 5 days prior to and ending 5 days after the date of agreement, which was calculated to be $0.0413. Accordingly, Viral Genetics will issue to Mr. Keledjian and Mr. Capizzano 4,328,087 shares and 1,573,849 shares, respectively.

Item 3.02	Unregistered Sales of Equity Securities

See the discussion of shares issued to Haig Keledjian and Michael Capizzano, above, which is incorporated herein. On July 1, 2007, Viral Genetics issued to an employee, Andre Bagdasarian, 28,800 shares of common stock as a compensatory restricted stock award under his employment agreement with Viral Genetics. The securities described above were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

In March 2006, Viral Genetics issued convertible debentures to a small group of accredited investors, which were restructured in February 2007. The convertible debentures were originally issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D and restructured in reliance on the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933. On July 5, 2007, and July 17, 2007, one of the convertible debenture holders, DKR Soundshore Oasis Holding Fund Ltd., elected to convert a portion of its convertible debentures to 322,656 shares and 323,698 shares of common stock, respectively. The total principal and interest exchanged for shares in these two transactions was $51,708.

On August 24, 2007, Viral Genetics sold to Ken Kopf, a private accredited investor, 733,333 shares of common stock for cash totaling $44,000. The shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

On August 1, 2007, Viral Genetics authorized the issuance to each of Bada Pharisi and Sam Golube, MD, consultants to Viral Genetics, 50,000 shares of common stock pursuant to Advisory Agreements with each individual. On September 25, 2007, Viral Genetics authorized the sale of 5,800,000 shares of common stock and warrants to purchase an additional 5,800,000 shares of common stock at an exercise price of $0.12 per share that expire September 25, 2010 to Soh Teck Toh for cash totaling $348,000. The foregoing transactions were effected in reliance on Regulation S pertaining to offshore transactions adopted under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

A copy of the following document is included as an exhibit to this report.

Exhibit No.	Description of Document

10.1	Advisory Agreement dated effective April 1, 2007 between Viral Genetics, Inc. and Bada Pharisi
10.2	Advisory Agreement dated effective April 1, 2007 between Viral Genetics, Inc. and Sam Golube, MD

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: October 2, 2007	By	/s/Haig Keledjian
Haig Keledjian, President